EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm, Watson Dauphinee & Masuch Chartered Accountants, under the caption "Experts" and to the use of our report dated July 27, 2001, in the Form SB-2 Registration Statement of forestindustry.com, Inc., dated March 26, 2002.



/s/  WATSON DAUHINEE & MASUCH


Chartered Accountants



Vancouver, B.C., Canada
March 26, 2002